UNITES STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AMERICAN TELECOM SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0602480
(State of Incorporation)	(I.R.S. Employer Identification No.)

2466 Peck Road

City of Industry, California 90601

(Address of principal executive offices and zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☐

Securities Act registration statement file number to which this form relates: 333-129361

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $.001 per share	American Stock Exchange
Warrants	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the registrant’s common stock, par value $0.001 per share, and redeemable common stock purchase warrants is set forth under “Description of Securities” in the registrant’s Registration Statement on Form S-1 (File No. 333-129361), filed with the Securities and Exchange Commission (the “Commission”) on November 1, 2005, as amended on each of December 20, 2005 and January 13, 2006, and as may be amended after the date hereof, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Registration Statement”), which description is incorporated herein by reference.

Item 2.	Exhibits.

3.1	Amended and Restated Certificate of Incorporation of Registrant (Incorporated by reference to Exhibit 3.1 to the Registration Statement)

3.2	By-laws of Registrant (Incorporated by reference to Exhibit 3.2 to the Registration Statement)

4.1	Specimen of common stock certificate (Incorporated by reference to Exhibit 4.1 to the Registration Statement)

4.2	Specimen of warrant certificate (Incorporated by reference to Exhibit 4.2 to the Registration Statement)

4.3	Form of Warrant Agreement between Registrant and Continental Stock Transfer & Trust Company, as warrant agent (Incorporated by reference to Exhibit 4.4 to the Registration Statement)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

American Telecom Services, Inc.

By:	/s/ LAWRENCE BURSTEIN
Name:	Lawrence Burstein
Title:	Chairman

Date: January 26, 2006